Exhibit 99.2

Consent of Frost & Sullivan Limited

Date: 23 August 2023

VNG Limited

Lot Z06, St. 13, Tan Thuan Dong Ward, Dist. 7, Ho Chi Minh City, Vietnam

Re: VNG Limited (the “Company”)

Ladies and Gentlemen:

Frost & Sullivan Limited (the “Consultant”) hereby consents to the references to its name in (i) the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”), as well as the prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus, the “Prospectus”), in relation to the proposed initial public offering (“Offering”) of the Company, to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (ii) the Company’s roadshow presentation to be posted on the Company’s website and/or to be used during the institutional and retail roadshows, any other marketing materials, testing the waters materials, publicity materials and documents and materials used in any capital raising transaction (“Marketing Materials”); (iii) any written correspondences with the SEC and any other future filings with the SEC, including filings on Form 20-F, Form 6-K or other registration statements (collectively, the “Future SEC Filings”), (iv) future offering documents (“Future Offering Documents”), and (v) websites of the Company and its subsidiaries and affiliates (“Websites”).

The Consultant further consents to the provision of the report dated August, 2023 published by the Consultant and commissioned by the Company (the “Report”) to the SEC on a confidential basis only and consents to the inclusion of, summary of and reference to (i) the Report, including all the amendments and supplements thereto, published by the Consultant and commissioned by the Company, and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Prospectus, Marketing Materials, Future SEC Filings, Future Offering Documents and Websites.

The Consultant further consents to the filing of this letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any other Future SEC Filings should the filing of this letter be required.

In giving such consent, the Consultant does not thereby admit that the Consultant comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours very truly,

Frost & Sullivan Limited

/s/ Charles Lau
Name: Charles Lau
Title: Executive Director